MILBERG WEISS BERSHAD
           HYNES & LERACH LLP
         WILLIAM S, LERACH (68581)
         600 West Broadway, Suite 1600
         San Diego, CA  92101
         Telephone:  619/231-1058
              - and -
         JEFF S. WESTERMAN (94559)
         355 South Grand Avenue
         Suite 4170
         Los Angeles, CA  90071
         Telephone:  213/617-9007

         STEPHEN LOWEY
         THOMAS SKELTON
         LOWEY DANNENBERG BEMPORAD
           & SELINGER, P.C.
         747 Third Avenue
         New York, NY  10017
         Telephone:  212/759-1504

         Attorneys for Plaintiff



                    SUPERIOR COURT OF THE STATE OF CALIFORNIA


                              COUNTY OF LOS ANGELES


         FRANK O'SHEA, IRA, On Behalf of   )  CASE NO. BC147386
         Himself and All Others Similarly  )
         Situated,                         )  CLASS ACTION
                                           )
                             Plaintiff,    )  CLASS ACTION COMPLAINT FOR
                                           )  (1) BREACH OF FIDUCIARY
              vs.                          )  DUTY;
                                           )  (2) BREACH OF CONTRACT AND
         WALLER CAPITAL CORP, MARC         )  NEGLIGENCE;
         NATHANSON, FALCON CABLE SYSTEMS   )  (3) BREACH OF IMPLIED
         COMPANY, FALCON CABLE INVESTORS   )  COVENANT OF GOOD FAITH AND
         GROUP and FALCON HOLDING GROUP,   )  FAIR DEALING; and
         INC.,                             )  (4) NEGLIGENCE
                                           )
                             Defendants.   )  Plaintiff Demands A
                                              Trial By Jury





                              JURISDICTION AND VENUE


                   1.   This Court has jurisdiction over this action

         pursuant to Code of Civil Procedure Section 410.10.


                   2.   Venue is proper in this Court pursuant to Code

         of Civil Procedure Sections 395 and 395.5.  Defendants maintain their principal place of business in this county and defen-

         dants' liability to plaintiff and the class arises from defen-

         dants' wrongful acts in this County.


                                   THE PARTIES


                   3.   Plaintiff Frank O'Shea ("O'Shea"), through his

         individual retirement account, has bean a holder of 800 limited partnership units of Falcon Cable Systems Co. ("Falcon" or the

         "Partnership") at all times relevant to the transactions com-

         plained of herein, and is a holder of such units today.


                   4.   Defendant Falcon is a California limited part-

         nership with its principal offices located at 10900 Wilshire

         Blvd., Los Angeles, California.  Falcon was formed by the

         Amended and Restated Agreement of Limited Partnership of Falcon

         Cable Systems Company, dated as of December 15, 1986 (the

         "Partnership Agreement").  Falcon owns, operates, and develops cable television systems, primarily in rural communities in

         California and Oregon.  Falcon has 6.4 million limited partner-

         ship units outstanding which are publicly traded on the Ameri-

         can Stock Exchange.


                   5.   Defendant Falcon Cable Investors Group ("Falcon

         Investors" or "General Partner") is a California limited part-

         nership which is the General Partner of Falcon.  Falcon Inves-

         tors also maintains its offices at 10900 Wilshire Blvd., Los

         Angeles, California.  Falcon Investors manages the operations of


         Falcon.  As General Partner, Falcon Investors receives

         monthly payments of five percent (5%) of the gross revenues of

         Falcon plus reimbursement of expenses.  During the nine months ended September 30, 1995, these payments amounted to approxi-

         mately $3.4 million.


                   6.   Defendant Falcon Holding Group, Inc. ("Falcon

         Holding"), a California corporation, is the General Partner of

         Falcon Investors.  Falcon Holding manages the operations of

         Falcon Investors.


                   7.   Defendant Marc B. Nathanson ("Nathanson") has

         managed Falcon at all relevant times.  Nathanson is Chairman of the Board of Directors, President and Chief Executive Officer

         of Falcon Holding.  Falcon, Falcon Investors, Falcon Holding

         and Nathanson are sometimes collectively referred to herein as the "Falcon Defendants."


                   8.   Defendant Waller Capital Corp. ("Waller Corp."),

         a New York corporation, was retained by defendant Falcon Hold-

         ing to perform an appraisal of the assets of Falcon, a summary of which appraisal was filed as an exhibit to Falcon's report on Form 8-K, filed on or about March 12, 1996.


                                      FACTS


         The Partnership Agreement


                   9.   The Partnership Agreement provides that Falcon

         Investors shall use its best efforts to cause the partnership to sell all of the Partnership's cable systems between December

         31, 1991 and December 31, 1996, the termination date of the

         Partnership, and provides the General Partner (or its affili-

         ates) the right to purchase for cash substantially all of the

         Partnership's cable





         systems at any time after December 31, without soliciting

         unaffiliated purchasers (the "purchase right").


                   10.  Pursuant to the Partnership Agreement, in the

         event the General Partner (or its affiliates) exercises such right, the purchase price is determined by reference to an

         "appraised value" determined pursuant to an appraisal process set forth in the Partnership Agreement (the "Appraisal Pro-

         cess").


                   11.  The Partnership Agreement provides that the

         appraised value shall be determined by the average of three appraisal evaluations of the Partnership's cable systems and provides that one appraiser is to be selected by the General

         Partner, one appraiser is to be selected by a majority vote of the independent members of the Partnership's a advisory commit-

         tee, and one appraiser in to be selected by the two appraisers already so chosen.

         The Appraisals


                   12.  In or about November, 1995, the General Partner

         explored the possibility of exercising the purchase right, and initiated the Appraisal Process.  In accordance with the

         Appraisal Process, three appraisers were selected:  Malarkey-

         Taylor Associates Inc., Kane-Reece Associates Inc. and Waller

         Capital Corp. (the "Appraisers").


                   13.  On or about March 12, 1996, Falcon announced

         that, in accordance with the Appraisal Process, Falcon had received the results of the three appraisals of all of its cable systems (the "Total Systems").  The appraised value of the Total Systems as of December 31, 1995, calculated as the average of the three appraisal results (the "Total Systems appraised value"), was $247.57 million (the average of $283.23 million, $245.80 million, and $213.67 million, the appraised values as of December 31, 1995, of the





         Total Systems, as set forth in the appraisals delivered by each of

         Malarkey-Taylor, Kane-Reece, and Waller Capital,

         respectively).


                   14.  On or about March 18, 1996, Kane Reece amended

         its appraised value to $245.29 million, which lowered the Total

         Systems appraised value to $247.40 million.


                   15.  Based upon the revised Total Systems appraised

         value of $247.40 million, and assuming a hypothetical liquida-

         tion of the partnership on December 31, 1995, involving the sale of the Total Systems on that date for an amount equal to the Total Systems appraised value, the estimated cash distribu-

         tion to unit holders would have been $9.08 per unit (the "hypo-

         thetical estimated per unit distribution") (based upon

         6,398,913 units outstanding).


                   16.  The hypothetical estimated per unit distribution

         was calculated assuming (i) net liabilities on the balance sheet of the partnership, excluding property, plant and equip-

         ment and intangible assets ("net liabilities") of approximately

         $183.09 million (as of December 31, 1995) and (ii) a sale fee payable to the General Partner equal to approximately $6.19 million (2-1/2 percent of the Total Systems appraised value),

         each of which the Partnership Agreement would require be paid prior to the distribution of any remaining cash to unit hold-

         ers.


         The Exchange


                   17.  Certain affiliates (the "Affiliates") of the

         Partnership and its General Partner, including defendant

         Nathanson, have made a preliminary proposal to the independent members of the Partnership's advisory committee with respect to an exchange transaction (the "Exchange"), whereby substantially all of the Falcon units owned by the Affiliates would be

         exchanged for a




         portion of the Partnership's cable systems (the "Exchange

         Systems"), equal to the proportion of total outstand-

         ing units exchanged by the Affiliates.


                   18.  Under the proposal, the Exchange would take

         place immediately prior to the exercise by the General Partner,

         or its affiliates, of their right to purchase for cash, sub-

         stantially all of the partnership's cable systems remaining after giving effect to the Exchange (the "Sale Systems").


                   19.  In other words, the Affiliates intend to

         exchange their units in Falcon for certain of Falcon's cable systems, and only after the Affiliates have received full value for their units will the Falcon Defendants purchase the remain-

         ing systems for cash.  However, section 3.14 of the Partnership

         Agreement provides only for a "sale" of said systems, i.e., for cash, and not for an exchange of those systems for units in

         Falcon.


                   20.  Moreover, the General Partner intends to deduct

         a sales fee of 2-1/2% of the Total Systems appraised value, or in excess of $6 million prior to making any distribution to the unit holders.  Given the manner in which the Falcon Defendants have structured this transaction, partially as an exchange of units and partially as a cash sale to itself, the General Part-

         ner should receive no sales fee whatsoever.


                   21.  On March 11, 1996, the General Partner designat-

         ed to the Appraisers those cable systems of the partnership that would constitute the Exchange Systems, in the event the proposal is pursued.  The Appraisers will determine the

         "Appraised Value" (as defined in the Partnership Agreement) of the Exchange Systems and the Sale Systems.





         The Value of Falcon's Assets


                   22.  By virtue of their dominance and control over

         Falcon, the Falcon Defendants intend to liquidate Falcon at a price of $9.08 per unit, which is a grossly inadequate and unfair price.  The actual value of a unit of Falcon is believed to be in excess of $14 per unit.  This estimate is based in part on a restriction in the Partnership Agreement requiring that the partnership's debt not exceed 65% of the value of the partnership's assets.  The Partnership Agreement requires unit holders, approval to lift the debt restriction, but such ap-

         proval was never sought.


                   23.  As of September 30, 1995, Falcon's net outstand-

         ing borrowings totalled approximately $168.6 million.  In order to comply with the debt restriction, the fair market value of all Partnership assets, as determined by the General Partner,

         would have to have been in excess of $259 million, a figure which is consistent with the average of the Malarkey-Taylor and

         Kane-Reece appraisals ($283.23M + $247.4M + 2 = $265.315M).


                   24.  However, the Waller appraisal is completely out

         of line with the others.  It is $70 million lower than the

         Malarkey-Taylor appraisal and $42 million lower than the Kane

         Reece appraisal.  Moreover, the Waller appraisal is $46 million lower than the minimum value Falcon's assets were required to be, in order for Falcon to comply with the 65% debt restric-

         tion, i.e., $259 million.


                   25.  The Waller appraisal methodology (a ten year

         discounted cash flow methodology) was improper and not consis-

         tent with industry norms.  In contrast to this single method utilized by Waller, Malarkey-Taylor used five different methods to establish a range of fair market values from which to derive its appraisal.





         Similarly, Kane Reece used both an income and a market approach to derive a range of the fair market value of the systems.


                   26.  The Waller appraisal does not reflect the fair

         value of Total Systems in that Waller (a) did not base its appraisal on all information available to it, including without limitation, information concerning the Exchange, and informa-

         tion concerning the 65% debt restriction contained in the part-

         nership agreement; and (b) ignored the exclusion of any

         increased value that could be derived from a third-party sale of the cable systems together, the exclusion of any increased value which could be realized by the clustering of cable sys-

         tems, and the exclusion of any increased value which could be realized through the sale of the cable systems to a strategic purchaser.


                   27.  The methodology used by defendants to determine

         the estimated per unit distribution contains numerous inconsis-

         tencies, including (a) the inclusion of General Partnership expenses in the valuation of the cable systems on a stand alone basis, (b) the exclusion of any increased value that could be derived from a sale of the cable systems together, and (c) the reduction of net asset value by the entire stated net liabili-

         ties of the partnership, rather than just net debt.


                   28.  For the two weeks preceding the March 12

         announcement of Falcon's appraisals, Falcon units traded at prices ranging from $12-1/8 to $12-3/8, on the day after

         Falcon's announcement, the unit price had dropped to $9-3/4,

         and has not gone above $10-3/8 since then.


                             CLASS ACTION ALLEGATIONS





                   29.  Plaintiff brings this class action on behalf of

         himself and all others similarly situated as members of the proposed nationwide plaintiff class.  The proposed class con-

         sists of all persons and entities, wherever located, who hold units of Falcon as of the date of this Complaint, or their suc-

         cessors in interest.  Excluded from the class are defendants herein; any entity in which any of the defendants has a con-

         trolling interest; officers, directors and employees of the defendants; and legal representatives, heirs, successors and assignees of each of the foregoing excluded persons and enti-

         ties.


                   30.  This action has been brought and may properly be

         maintained pursuant to the provisions of Code of Civil Proce-

         dure Section 382, Civil Code Section 1781.


                   31.  Numerosity of the Class (C.C.P. Section 382;

         Civ. Code Section 1781(b)(1)):  Members of the class are so numerous that their individual joinder herein is impracticable.

         There are approximately 6.4 million units of Falcon outstanding and traded on a national market, and there are believed to be hundreds of unit holders as of the date of this Complaint.  The precise number of class members and their addresses may be obtained from defendants' records.  Class members may be

         notified of the pendency of this action by mailed or published notice.


                   32.  Existence and Predominance of Common Questions

         of Fact and Law (C.C.P. Section 382; Civ. Code Section

         1781(b)(2)):  Common questions of law and fact exist as to all members of the class and predominate over the questions affect-

         ing only individual class members.  These common legal and fac-

         tual questions include, without limitation:





                   (a)  Whether defendants committed the violations of

              law alleged herein; and


                   (b)  The nature and extent of damages and other rem-

              edies to which plaintiff and the class are entitled for

              defendants' wrongful conduct.


                   33.  Typicality (Civ. Code Section 1781(b)(3)):

         Plaintiff's claims are typical of the claims of the members of the class.  Plaintiff is a member of the class and has been injured by the same common course of wrongful conduct by

         defendants that has damaged the other members of the class.


                   34.  Adequacy (Civ. Code Section 781(b)(4)):

         Plaintiff will fairly and adequately protect the interests of the class.  Plaintiff has no interests of which he is aware that are adverse or antagonistic to those of the class.

         Plaintiff has retained competent counsel experienced in complex class action litigation and intends to prosecute this action vigorously.  The interests of members of the class will thus be fairly and adequately protected by plaintiff and his counsel.


                   35.  A class action is superior to other available

         means for the fair and efficient adjudication of the claims of plaintiff and the class.  The damages suffered by each indi-

         vidual class member are relatively small given the burden and expense of individual prosection of this complex and extensive litigation.  Furthermore, individual litigation would increase the delay and expense to all parties and to the court system.

         By contrast, the class action device presents far fewer manage-

         ment difficulties and provides the benefits of single adjudica-

         tion, economy of scale and comprehensive supervision by a sin-

         gle court.




                   36.  In the alternative, this action is certifiable

         because:


                   (a)  the prosecution of separate actions by the indi-

              vidual members of the class would create a risk of incon-

              sistent or varying adjudications with respect to individu-

              al class members, which would establish incompatible stan-

              dards of conduct for defendants;

                   (b)  the prosecution of separate actions by individu-

              al class members would create a risk of adjudications with respect to them which would, as a practical matter, be

              dispositive of the interests of other class members not

              parties to the adjudications, or substantially impair or

              impede such class members' ability to protect their inter-

              ests; and/or


                   (c)  defendants have acted or refused to act on

              grounds generally applicable to the class, thereby making

              appropriate final declaratory and injunctive relief with

              respect to the class as a whole.


                              FIRST CAUSE OF ACTION

                         [Against the Falcon Defendants,
                        For Violation of Fiduciary Duties]


                   37.  Plaintiff realleges each allegation contained in

         paragraph 1 through 36 as if set forth fully herein.


                   38.  By reason of their respective positions as Gen-

         eral Partner of Falcon, General Partner of Falcon Investors,

         and as managers of the business and affairs of Falcon, defen-

         dants Falcon Investors, Falcon Holding and Nathanson owe plain-

         tiff and the class fiduciary duties of the highest degree of fidelity, loyalty, and care.




                   39.  In all of their dealings with the unit holders

         of Falcon, and particularly in connection with the proposed transaction the Falcon Defendants are required as fiduciaries to act in accordance with the best interests of the unit hold-

         ers and to assure themselves that the proposed transaction is entirely fair to the unit holders, and they may not use their power and control over the business and operations of Falcon for their own aggrandizement at the expense of its unit hold-

         ers.


                   40.  The proposed transaction in grossly unfair to

         plaintiff and the class because the General Partner is attempt-

         ing to acquire Falcon's cable systems based on a substantial undervaluation of their, fair market value by one of the three appraisers selected.


                   41.  The Falcon Defendants have not presented the

         transaction to the unit holders of the Falcon for approval.  No proxy statement has been Bent to the unit holders of Falcon.

         No vote of the unit holders of Falcon has been provided for.

         No opportunity to negotiate or otherwise affect the terms of the transaction has been afforded the unit holders of Falcon.


                   42.  The Falcon Defendants are violating the fiducia-

         ry duties owed to plaintiff and the class.


                   43.  As a direct and proximate result of the Falcon

         Defendants' wrongful conduct, plaintiff and the class are enti-

         tled to the relief sought herein.


                              SECOND CAUSE OF ACTION

             [Against the Falcon Defendants, For Breach of Contract]


                   44.  Plaintiff realleges each allegation contained in

         paragraphs 1 through 43, as if set forth fully herein.





                   45.  The Falcon Defendants committed a material

         breach of the Partnership Agreement in that the Partnership

         Agreement does not permit the General Partner to proceed with its publicly announced intention to acquire the partnership's cable systems pursuant to the Exchange without the approval of the disinterested limited partners.  The Partnership Agreement requires the General Partner to pay cash for these partnership assets.


                   46.  Moreover, if the Falcon Defendants use the Total

         Systems appraisal value, the Falcon Defendants will be in vio-

         lation of the Partnership Agreement's 65% debt restriction.


                   47.  As a direct and proximate result of the Falcon

         Defendants' wrongful conduct, plaintiff and the class are

         entitled to the relief sought herein.


                              THIRD CAUSE OF ACTION

                  [Against the Falcon Defendants, For Breach of
                 Implied Covenant of Good Faith and Fair Dealing]


                   48.  Plaintiff realleges each allegation contained in

         paragraphs 1 through 47 as if set forth fully herein.


                   49.  The acts hereinbefore alleged constitute a mate-

         rial breach of the implied covenant of good faith and fair dealing contained in the Partnership Agreement.


                   50.  As a direct and proximate result of the Falcon

         Defendants' wrongful conduct, plaintiff and the class are

         entitled to the relief sought herein.


                              FOURTH CAUSE OF ACTION

                   [Against Defendant Waller, For Negligence in
                            Performing Its Appraisal]


                   51.  Plaintiff realleges each allegation contained in

         paragraphs 1 through 50, as if set forth fully herein.




                   52.  By virtue of its retention as an appraiser of

         the assets of Falcon for purposes of determining the fair value thereof in the proposed transaction between the General Partner

         (or its Affiliates) and Falcon, Waller assumed a duty to the unit holders of Falcon to perform its appraisal in a profes-

         sionally competent manner in accordance with generally recog-

         nized industry standards.


                   53.  Waller performed its appraisal negligently, by

         inter alia, not attempting to determine the fair market value of Falcon's assets; not utilizing recognized valuation method-

         ologies; and basing its appraisal only on one methodology, a discounted cash flow analysis, that resulted in a grossly inad-

         equate valuation.

                   54.  Waller ignored market factors, including

         increased value that could be derived from a sale of the cable systems together, the increased value which could be realized by a purchaser who could cluster some of the cable systems, and increased value that could be realized through the sale of all or some of the cable systems to a strategic purchaser.


                   55.  Waller failed to take into account all available

         information including Falcon's own internal valuations of its cable properties and the valuations of the other two apprais-

         ers.


                   56.  As a direct and proximate result of defendant

         Waller's wrongful conduct, plaintiff and the class are entitled to the relief sought herein.


                              FIFTH CAUSE OF ACTION

            [Against Defendant Waller, For Breach of Fiduciary Duties]

                   57.  Plaintiff realleges each allegation contained in

         paragraphs 1 through 56 as if set forth fully herein.





                   58.  By virtue of its retention as an appraiser of

         the assets of Falcon for purposes of determining the fair value thereof in the proposed transaction between the General Partner

         (or its Affiliates) and Falcon, Waller assumed fiduciary duties to perform its appraisal with care and to act in the best

         interests of the unit holders of Falcon.


                   59.  Waller breached its fiduciary duties to plain-

         tiff and the class by inter alia, not attempting to determine the fair market value of Falcon's assets; not utilizing recog-

         nized valuation methodologies; and basing its appraisal only on one methodology, a discounted cash flow analysis, that resulted in a grossly inadequate valuation.


                   60.  Waller ignored market factors, including

         increased value that could be derived from a sale of the cable systems together, the increased value which could be realized by a purchaser who could cluster some of the cable systems, and increased value that could be realized through the sale of all or some of the cable systems to a strategic purchaser.


                   61.  Waller failed to take into account all available

         information including Falcon's own internal valuations of its cable properties and the valuations of the other two apprais-

         ers.


                   62.  As a direct and proximate result of defendant

         Waller's wrongful conduct, plaintiff and the class are entitled to the relief sought herein.


                               BASIS OF ALLEGATIONS


                   Plaintiff, on behalf of himself and all others simi-

         larly situated, alleges, upon personal knowledge as to himself and his own acts, and upon information and belief as to all other matters.





                   WHEREFORE, plaintiff requests of this Court the fol-

         lowing relief for himself and all others similarly situated:


                   1.   An order, certifying the proposed class herein

              under C.C.P. Section 382 and Civil Code Section 1781 and

              appointing plaintiff and his undersigned counsel to repre-

              sent the class;


                   2.   A declaratory judgment, declaring the Waller

              Appraisal to be inconsistent with industry norms and

              unfair to the unit holders;


                   3.   A mandatory injunction directing the Falcon

              Defendants to base any distribution to unit holders as a

              result of the proposed transactions on the average of the

              Malarkey-Taylor and Kane-Reece appraisals, without regard

              to the Waller Appraisal;


                   4.   A permanent injunction, prohibiting the Falcon

              Defendants from consummating the proposed transactions

              until such time as the Falcon Defendants pay fair value to the unit holders;


                   5.   Damages, in the event that the proposed transac-

              tion is consummated on the terms proposed;


                   6.   Reasonable attorneys' fees;


                   7.   Prejudgment interest;


                   8.   Costs of suit; and


                   9.   Such other and further legal and equitable

         relief as this Court may deem just and proper.


                                   JURY DEMAND


                   Plaintiff demands a trial by jury.


         DATED:  April 1, 1996         MILBERG WEISS BERSHAD
                                         HYNES & LERACH LLP
                                       WILLIAM S. LERACH
                                       600 West Broadway, Suite 1800
                                       San Diego, CA  92101
                                       Telephone:  619/231-1058

                                       MILBERG WEISS BERSHAD
                                         HYNES & LERACH LLP
                                       JEFF S. WESTERMAN

                                       /s/ Jeff S. Westerman
                                       ______________________________
                                            JEFF S. WESTERMAN

                                       355 South Grand Avenue
                                       Suite 4170
                                       Los Angeles, CA  90071
                                       Telephone:  213/617-9007





                                       LOWEY DANNENBERG BEMPORAD
                                         & SELINGER, P.C.
                                       STEPHEN LOWEY
                                       THOMAS SKELTON
                                       747 Third Avenue
                                       New York, NY  10017
                                       Telephone:  212/759-1504

                                       Attorneys for Plaintiff









                                       -16-